Exhibit 99.1

Ceres Appoints New Board Leadership

THOUSAND OAKS, Calif. – September 15, 2014 – Ceres, Inc. (Nasdaq: CERE) announced today that its board of directors elected Cheryl Morley to serve as its chair. The agricultural biotechnology and seed company also announced that former director Pascal Brandys has rejoined the board and will assume the chair of the company’s audit committee previously held by Ms. Morley.

“On behalf of the board of directors and the company, I would like to thank Ms. Morley for assuming the chair of the board and look forward to her ongoing role in shaping our business strategy. Her familiarity with the company and her extensive experience in the plant science and health sectors will continue to benefit Ceres and its stockholders,” said Richard Hamilton, President and CEO of Ceres.

Mr. Hamilton also welcomed back Mr. Brandys to the company’s board. “I would like to thank Mr. Brandys for his willingness once again to serve on our board. He brings a wealth of financial and business expertise to Ceres and keenly understands the potential of our intellectual property portfolio and the impact that our genomics and biotechnology platforms can have in multiple crops and industries.”

Ms. Morley has served on Ceres’ board of directors since August 2011. In addition to Ceres, she currently serves on the boards of Mercy Health System, Fleming Pharmaceuticals and the Missouri Botanical Gardens. She previously held various board roles at Mercy Health Plans, the Nidus Center for Scientific Enterprise and Indevus Pharmaceuticals. From 2003 to 2009, she was senior vice president of corporate strategy with Monsanto Company, having previously led Monsanto’s animal agricultural group. She also held a number of other leadership positions at Monsanto and its subsidiaries, including the marketing and business development efforts for Monsanto's NutraSweet product. Ms. Morley holds a B.S. degree from the University of Arizona and is a Certified Public Accountant.

Mr. Brandys previously served on Ceres’ board of directors from December 1997 to March 2014. He is the president and managing member of Biobank Technology Ventures, an early-stage life sciences investment company, which he co-founded in 2001. He was previously a co-founder of the genomics company Genset S.A., and also served as its chairman and chief executive officer from 1989 to 2000. Mr. Brandys is currently a director of several private companies and previously served as a director of Ilog S.A and Innogenetics N.V. He holds an M.S. in Economic Systems from Stanford University and is a graduate of the Ecole Polytechnique of Paris.

About Ceres

Ceres, Inc. is an agricultural biotechnology company that markets seeds for energy crops used in the production of renewable transportation fuels, electricity and bio-based products. The company combines advanced plant breeding and biotechnology to develop products that can address the limitations of first-generation bioenergy feedstocks, increase biomass productivity, reduce crop inputs and improve cultivation on marginal land. Its development activities include sweet sorghum, high biomass sorghum, switchgrass and miscanthus. Ceres markets its products under its Blade brand. The company also licenses its technology and biotech traits to other organizations.

Ceres Forward-Looking Statements
This press release may contain forward-looking statements. All statements, other than statements of historical facts, including statements regarding Ceres’ efforts to develop and commercialize its products, anticipated yields and product performance, status of crop plantings, short-term and long-term business strategies, market and industry expectations, future operating metrics, and future results of operations and financial position, including anticipated cost savings from the company’s plan to align expenditures, are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Ceres’ control. Factors that could materially affect actual results can be found in Ceres’ filings with the U.S. Securities and Exchange Commission. Ceres undertakes no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date the company issues this press release to conform these statements to actual results or to changes in the company’s expectations.

Contact:

Ceres, Inc.
Gary Koppenjan
(805) 375-7801
ir@ceres.net